EXHIBIT 31.1
CERTIFICATIONS
I, James A. McGrady, certify that:
1.	I have reviewed this Form 10-K/A for the fiscal year ended January 29, 2011 of Retail Ventures, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 20, 2011	By:	/s/ James A. McGrady
James A. McGrady,
Chief Executive Officer, President, Chief Financial Officer and Treasurer (Principal Executive Officer and Principal Financial and Accounting Officer)